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                                                                    EXHIBIT 10.1

         AMENDMENT ("Amendment") to the Agreement ("Agreement") made as of the 11th day of September, 2004, between Grey Global Group, Inc., a Delaware corporation with principal offices at 777 Third Avenue, New York, New York 10017, United States of America ("Grey"), WPP Group plc, an English public limited company with principal offices at 27 Farm Street, London, W1J 5RJ, England ("Parent"), and Edward H. Meyer, residing at 580 Park Avenue, New York, New York, United States of America ("Executive").

         (1) Paragraph 5 of the Agreement is hereby amended and restated in its entirety to read as follows:

"5.      Deferred Compensation; Supplemental Pension.

         Simultaneously with the Effective Time, the Executive shall receive a payout, in the manner described below, of his compensation deferred pursuant to the Annex to the Original Agreement (the "Deferred Compensation Agreement") and his supplemental pension described in his Original Agreement (collectively, the deferred compensation and supplemental pension shall be referred to herein as his "Deferred Compensation") (pursuant to which (x) Grey has been required to credit to a bookkeeping account for the benefit of the Executive (the "Pension Account"), as of the beginning of each month, an amount equal to $61,716.67 (less any amounts then required to be withheld by New Grey for Medicare or other taxes unless such amounts are deducted by New Grey from amounts otherwise payable to the Executive, which amounts shall be so deducted by New Grey to the extent available) and (y) at the time, or as soon as practicable after, any such credit has been made to the Pension Account, Grey has been required to transfer an amount equal to the amount of such credits to a sub-account (the "Sub-Account") created under a Trust established by Grey pursuant to the Trust Agreement ("Trust" and "Trust Agreement" shall have the meanings ascribed to such terms in the Amendment and Extension Agreement dated as of March 22, 1995, between Grey and the Executive). For illustrative purposes only, the amount of the payout described in this Section 5 as of June 30, 2004 is set forth in
Schedule 3. The parties agree and acknowledge that, from and after the Effective Time, New Grey shall not be required to permit any further deferrals under the Deferred Compensation Agreement nor make any further credits to the Pension Account (subject to the next sentence of this paragraph) and shall not be required to transfer any further amounts to the Sub-Account. The Pension Account and the Sub-Account shall be debited with amounts representing all losses of and distributions from the Trust attributable to such Sub-Account and shall be credited with all earnings of and deposits to the Trust attributable to such Sub-Account. Such payout of Deferred Compensation shall be effected by an amendment to the Trust terminating the Trust as of the Effective Time, providing for a transfer to the Executive, in kind, of all assets in the Trust as of the Effective Time, as soon as practicable thereafter, in satisfaction of all amounts due him as Deferred Compensation as described above, subject to the execution by the Executive (i) at the Effective Time of a Receipt and Release Agreement in the form annexed hereto as Exhibit A releasing HSBC Bank USA, as Trustee of the Trust (the "Trustee"), Grey, Parent and New Grey for acts and transactions related to the Trust and its assets during the period from June 30, 2003

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until the Effective Time, and (ii) upon the completion of the transfer of assets from the Trust to Executive, of a Receipt and Release Agreement in the form annexed hereto as Exhibit B releasing the Trustee, Grey, Parent and New Grey for the acts and transactions related to the Trust and its assets during the period from the Effective Time until the completion of the transfer of assets from the Trust to Executive. Such amendment will further provide, and it is hereby agreed, that as of the Effective Time and until title to all assets in the Trust have been transferred to the Executive, the Executive shall be deemed the owner of all such assets in the Trust for all purposes, including, but not limited to income tax purposes, and shall be solely responsible for the payment of all applicable income and other taxes imposed on such assets.

         (2) Except as expressly amended hereby, all of the terms and provisions of the Agreement shall remain unchanged and continue in full force and effect and the parties hereto shall be entitled to all of the applicable benefits thereof and shall be responsible for all of their respective obligations, thereunder.


(3)      This Amendment may be executed in counterparts.


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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of this 2nd day of March, 2005.


         GREY GLOBAL GROUP INC.


         By: /s/ Steven G. Felsher
            ---------------------------
         Name:  Steven G. Felsher
         Title: Vice Chairman



         /s/ Edward H. Meyer
         ------------------------------
         EDWARD H. MEYER, the Executive


         WPP GROUP PLC


         By:/s/ Paul Richardson
            ---------------------------
         Name:  Paul Richardson
         Title: Group Finance Director